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                                                                    Exhibit 10.4


                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made and entered into this 9th day of August, 2000 by and between Theodore Charles and Janice Charles, (hereinafter referred to as "Sellers") and Investors Capital Holdings, Ltd., (hereinafter referred to as "Purchaser");

                              W I T N E S S E T H:

         WHEREAS, the Sellers are the record owners and holders of the issued and outstanding shares of the capital stock of ICC Insurance Agency, Inc., (hereinafter referred to as the "Corporation"), a Massachusetts corporation, which Corporation has issued capital stock of one thousand (1,000) shares of no par value common stock, and

         WHEREAS, the Purchaser desires to purchase said stock and the Sellers desire to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

1. PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Sellers shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Sellers the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Sellers.

         The closing of the transactions contemplated by this Agreement (the "Closing"), shall be held at 230 Broadway, Lynnfield, Massachusetts, on August 9, 2000 at 10:00 a.m., or such other place, date and time as the parties hereto may otherwise agree.

2. AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration and method of payment thereof are fully set out in Exhibit "A" attached hereto and made a part hereof.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers hereby warrant and represent:

         a. ORGANIZATION AND STANDING. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to carry on its business as it is now being conducted.

         b. RESTRICTIONS ON STOCK. The Sellers are not parties to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to



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         the voting of the Corporation's Stock. Sellers are the lawful owners of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

4. REPRESENTATIONS AND WARRANTIES OF SELLERS AND PURCHASER. Sellers and Purchaser hereby represent and warrant that there has been no act or omission by Sellers, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5. GENERAL PROVISIONS.

         a. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         b. SECTIONS AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         c. GOVERNING LAW. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Essex County, Commonwealth of Massachusetts. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.


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IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed and sealed:

Sellers:


/s/ Theodore E. Charles             /s/ Janice Charles
------------------------            ------------------------
Theodore E. Charles                 Janice Charles

Purchaser:

Investors Capital Holdings, Ltd.

By:      /s/  Timothy B. Murphy
         -------------------------
         Timothy B. Murphy

           8/9/00
         ------------------------
         Date


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                                   EXHIBIT "A"

                      AMOUNT AND PAYMENT OF PURCHASE PRICE

1.       CONSIDERATION.

         As total consideration for the purchase and sale of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall pay to the Sellers the sum of one hundred thousand dollars ($100,000.00), such total consideration to be referred to in this Agreement as the "Purchase Price".

2.       PAYMENT.

         The Purchase Price shall be paid as follows:

         i. The sum of one hundred thousand dollars ($100,000.00) to be delivered to the Sellers upon the execution of this Agreement.

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